UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-5160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation

On April 2, 2007, BioDelivery Sciences International, Inc. (the “Company”) obtained a $1.0 million financing from Hopkins Capital Group II, LLC (“HCG”) in the form of an unsecured, non-interest bearing note, due June 30, 2007. The proceeds from this loan were used by the Company to make a required installment payment to QLT USA, Inc. (“QLT”) in connection with the Company’s August 2006 purchase of the non-U.S. rights to the BEMATM disc drug delivery technology from QLT. HCG is affiliated with Dr. Frank E. O’Donnell, the Company’s Chairman of the Board.

In connection with the loan made by HCG, the Company granted HCG the right, for a period of six months, to enter into a royalty purchase agreement with the Company. The consideration to be paid by HCG upon exercise of the right, which can be demanded by the Company or HCG in their respective discretion at any time before September 30, 2007, is $5.0 million in cash. If the royalty purchase agreement is entered into, the royalty to be paid to HCG shall be based on a low, single digit, tiered percentage of net sales of the BEMATM Fentanyl, once the product is approved and commercial sales begin. In addition, if the royalty purchase agreement is entered into, the Company would issue a warrant to HCG to purchase 475,000 shares of Company common stock at $5.55 per share (the closing price on April 2, 2007). No assurances can be given the either the Company or HCG will elect to enter into the royalty purchase agreement.

If exercised, the form of purchase agreement to be entered into shall be substantially in the form which is an exhibit to the note issued to HCG (which note and form of purchase agreement are attached as Exhibit 10.1 to this Current Report).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

*10.1	Promissory Note, dated March 30, 2007, by the Company in favor of HCG.

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

This Current Report on Form 8-K and the exhibits hereto may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2007	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mark A. Sirgo
		Name:	Mark A. Sirgo
		Title:	President and Chief Executive Officer